UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 15, 2026

ALL IN FUTURETECH ALLIANCE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38226	82-1659427
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500

New York, New York 10151

(Address of principal executive offices, including zip code)

(646) 768-4240

(Registrant’s telephone number, including area code)

ALLIED GAMING & ENTERTAINMENT INC.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	AGAE	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter:

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2026, we filed with the Secretary of State of the State of Delaware a Certificate of Amendment to our Second Amended and Restated Certificate of Incorporation to change our corporate name from “Allied Gaming & Entertainment Inc.” to “All In FutureTech Alliance, Inc.” effective upon filing. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated by reference.

In connection with our name change, our board of directors amended and restated our bylaws to reflect our new corporate name, also effective on May 15, 2026. A copy of our Second Amended and Restated Bylaws reflecting this amendment is attached as Exhibit 3.2 hereto and incorporated by reference.

As a result of this change, our common stock will trade on the NASDAQ Stock Market under the new ticker symbol “AIFA” effective on or about May 19, 2026. Our outstanding stock is not affected by the name change; they continue to be valid and need not be exchanged.

Item 8.01 Other Events.

On May 18, 2026, we issued a press release announcing, among other things, the changing of our corporate name referred to in Item 5.03 above, and the conclusion of our strategic review process. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation
3.2	Second Amended and Restated Bylaws
99.1	Press Release, dated May 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALL IN FUTURETECH ALLIANCE, INC.

By:	/s/ Roy Anderson
Roy Anderson
Chief Financial Officer

Date: May 19, 2026

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